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                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported)  December 20, 2005

                        CONSUMER PORTFOLIO SERVICES, INC.
                        ---------------------------------
               (Exact Name of Registrant as Specified in Charter)

         CALIFORNIA                  001-14116                  33-0459135
         ----------                  ---------                  ----------
(State or Other Jurisdiction        (Commission               (IRS Employer
     of Incorporation)              File Number)            Identification No.)

                   16355 Laguna Canyon Road, Irvine, CA 92618
                   ------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (949) 753-6800

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information contained in Item 2.03 of this report is hereby incorporated by reference into this Item 1.01.

2005-TFC SECURITIZATION

On December 20, 2005, the registrant, Consumer Portfolio Services, Inc. ("CPS"), and its wholly owned subsidiary Canyon Receivables Corp. ("Canyon") entered into a series of agreements under which Canyon purchased from CPS, and sold to CPS Auto Receivables Trust 2005-TFC, a Delaware statutory trust (the "2005-TFC Trust") approximately $83.5 million of subprime automotive receivables (the "2005-TFC Receivables").

2005-D SECURITIZATION

On December 22, 2005, CPS and its wholly owned subsidiary CPS Receivables Corp. ("Receivables Corp") entered into a series of agreements under which Receivables Corp purchased from CPS, and sold to CPS Auto Receivables Trust 2005-D, a Delaware statutory trust (the "2005-D Trust") approximately $87.0 million of subprime automotive receivables (the "Initial 2005-D Receivables"). Receivables Corp also committed to purchase and to sell to the 2005-D Trust, and CPS committed to sell to Receivables Corp, an additional $58.0 million of similar automotive receivables (the "Subsequent 2005-D Receivables").

CPS disclaims any implication that the agreements relating to such transactions are other than agreements entered into in the ordinary course of CPS's business.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

2005-TFC SECURITIZATION

CPS, Canyon, the 2005-TFC Trust and others on December 20, 2005 entered into a series of agreements that, among other things, created long-term obligations that are material to CPS, Canyon and the 2005-TFC Trust. Under these agreements
(i) CPS sold the 2005-TFC Receivables to Canyon, (ii) Canyon sold the 2005-TFC Receivables to the 2005-TFC Trust, (iii) the 2005-TFC Trust pledged the 2005-TFC Receivables to Wells Fargo Bank, N.A. ("Wells"), as indenture trustee for benefit of the holders of the 2005-TFC Notes (as defined below), and for benefit of the 2005-TFC Insurer (as defined below), (iv) the 2005-TFC Trust issued and sold $72.525 million of asset-backed notes, (such notes, the "2005-TFC Notes"),
(v) an insurance company, Assured Guaranty Corp. (the "2005-TFC Insurer"), issued a policy (the "2005-TFC Policy") guaranteeing payment of principal and interest on the 2005-TFC Notes, and (vi) a cash deposit (the "2005-TFC Reserve Account") in the amount of 6.00% of the aggregate balance of the 2005-TFC Receivables was pledged for the benefit of the 2005-TFC Insurer.

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Security for the repayment of the 2005-TFC Notes consists of the 2005-TFC
Receivables and the rights to payments relating to such receivables. The 2005-TFC Receivables were originated or purchased primarily by CPS or by The Finance Company (a subsidiary of CPS since its acquisition in May 2003), and, to a lesser extent, by Mercury Finance Company LLC (a subsidiary of CPS since its acquisition in March 2002). CPS will act as the servicer of the 2005-TFC Receivables. Credit enhancement for the 2005-TFC Notes consists of over-collateralization, the 2005-TFC Reserve Account, and the 2005-TFC Policy, which guarantees the obligations of the 2005-TFC Trust to pay interest on, and repay the principal balance of, the 2005-TFC Notes. Wells will act as collateral agent and trustee on behalf of the secured parties, and is the backup servicer.

The 2005-TFC Notes are obligations only of the 2005-TFC Trust, and not of Canyon nor of CPS. Nevertheless, the 2005-TFC Notes are properly treated as long-term debt obligations of CPS. The sale and issuance of the 2005-TFC Notes, treated as secured financings for accounting and tax purposes, are treated as sales for all other purposes, including legal and bankruptcy purposes. None of the assets of the 2005-TFC Trust or Canyon are available to pay other creditors of CPS or its affiliates.

The 2005-TFC Trust holds a fixed pool of amortizing assets. The 2005-TFC Trust is obligated to pay principal and interest on the 2005-TFC Notes on a monthly basis. Interest is payable at fixed rates on the outstanding principal balance of the 2005-TFC Notes, and principal is payable by reference to the aggregate principal balance of the 2005-TFC Receivables (adjusted for chargeoffs and prepayments, among other things) and agreed required over-collateralization.

At such time as the aggregate outstanding principal balance of the 2005-TFC Receivables is less than 10% of the initial aggregate balance of $83.5 million, CPS will have the option to purchase the 2005-TFC Trust estate at fair market value, provided that such purchase price is sufficient to cause the 2005-TFC Notes to be redeemed and paid in full, and to cause other obligations of the 2005-TFC Trust to be met.

If an event of default were to occur under the agreements, the 2005-TFC Insurer would have the right to accelerate the maturity of the 2005-TFC Notes, and the required amount of the 2005-TFC Reserve Account would increase to an amount equal to the outstanding aggregate principal balance of the 2005-TFC Notes. Such increase would have the effect of redirecting to the 2005-TFC Reserve Account the cash proceeds of the 2005-TFC Receivables that otherwise would be released to Canyon, until such time, if any, as the 2005-TFC Reserve Account reached the increased required level. Events of default include pool performance ratios, in addition to such events as failure to make required payments on the 2005-TFC Notes, breaches of warranties, representations or covenants under any of the agreements or specified bankruptcy-related events. In addition, if the 2005-TFC Receivables (pledged as security for the 2005-TFC Notes) were to experience net loss ratios, delinquency ratios, or default rates that are higher than specified levels, the existence of such a "trigger event" would also increase the 2005-TFC Reserve Account requirements, though to a lesser extent, which would also have the effect of redirecting to the 2005-TFC Reserve Account certain cash proceeds of the 2005-TFC Receivables that otherwise would be released to Canyon.

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2005-D SECURITIZATION

CPS, Receivables Corp, the 2005-D Trust and others on December 22, 2005 entered into a series of agreements that, among other things, created long-term obligations that are material to CPS, Receivables Corp and the 2005-D Trust. Under these agreements (i) CPS sold the Initial 2005-D Receivables to Receivables Corp, and committed to sell the Subsequent 2005-D Receivables to Receivables Corp not later than January 31, 2006, (ii) Receivables Corp sold the Initial 2005-D Receivables to the 2005-D Trust, and committed to sell the Subsequent 2005-D Receivables to the 2005-D Trust, (iii) the 2005-D Trust pledged the Initial Receivables, and committed to pledge the Subsequent 2005-D Receivables, to Wells, as indenture trustee for benefit of the holders of the 2005-D Notes (as defined below), and for benefit of the 2005-D Insurer (as defined below), (iv) the 2005-D Trust issued and sold $127.6 million of asset-backed Notes, in two classes (such Notes collectively, the "2005-D Notes"), (v) a portion of the proceeds from the sale of the 2005-D Notes was pledged to the 2005-D Trustee for benefit of the holders of the 2005-D Notes, to be used to fund the purchase price of the Subsequent 2005-D Receivables, (vi) an insurance company, Financial Security Assurance Inc. (the "2005-D Insurer"), issued a policy (the "2005-D Policy") guaranteeing payment of principal and interest on the 2005-D Notes, and (vii) a cash deposit (the "2005-D Reserve Account") in the amount of 3.00% of the aggregate balance of the Initial 2005-D Receivables was pledged for the benefit of the 2005-D Insurer.

Security for the repayment of the 2005-D Notes consists of the Initial 2005-D Receivables and, when and if sold, the Subsequent 2005-D Receivables (together, the "2005-D Receivables"), and the rights to payments relating to such receivables. The 2005-D Receivables were originated or purchased by CPS and CPS will act as the servicer of the 2005-D Receivables. Credit enhancement for the 2005-D Notes consists of over-collateralization, the 2005-D Reserve Account, and the 2005-D Policy, which guarantees the obligations of the 2005-D Trust to pay interest on, and repay the principal balance of, the 2005-D Notes. Wells will act as collateral agent and trustee on behalf of the secured parties, and is the backup servicer.

The 2005-D Notes are obligations only of the 2005-D Trust, and not of Receivables Corp nor of CPS. Nevertheless, the 2005-D Notes are properly treated as long-term debt obligations of CPS. The sale and issuance of the 2005-D Notes, treated as secured financings for accounting and tax purposes, are treated as sales for all other purposes, including legal and bankruptcy purposes. None of the assets of the 2005-D Trust or Receivables Corp are available to pay other creditors of CPS or its affiliates.

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Upon completion of the anticipated January 2006 sale of the Subsequent 2005-D
Receivables to the 2005-D Trust, the 2005-D Trust will hold a fixed pool of amortizing assets. The 2005-D Trust is obligated to pay principal and interest on the 2005-D Notes on a monthly basis. Interest is payable at fixed rates on the outstanding principal balance of each of the two classes of the 2005-D Notes, and principal is payable by reference to the aggregate principal balance of the 2005-D Receivables (adjusted for chargeoffs and prepayments, among other things) and agreed required over-collateralization.

At such time as the aggregate outstanding principal balance of the 2005-D Receivables is less than 10% of the initial aggregate balance of $145.0 million, CPS will have the option to purchase the 2005-D Trust estate at fair market value, provided that such purchase price is sufficient to cause the 2005-D Notes to be redeemed and paid in full, and to cause other obligations of the 2005-D Trust to be met.

If an event of default were to occur under the agreements, the 2005-D Insurer would have the right to accelerate the maturity of the 2005-D Notes, and the required amount of the 2005-D Reserve Account would increase to an amount equal to the outstanding aggregate principal balance of the 2005-D Notes. Such increase would have the effect of redirecting to the 2005-D Reserve Account the cash proceeds of the 2005-D Receivables that otherwise would be released to Receivables Corp, until such time, if any, as the 2005-D Reserve Account reached the increased required level. Events of default include pool performance ratios, in addition to such events as failure to make required payments on the 2005-D Notes, breaches of warranties, representations or covenants under any of the agreements or specified bankruptcy-related events. In addition, if the 2005-D Receivables (pledged as security for the 2005-D Notes) were to experience net loss ratios, delinquency ratios, or default rates that are higher than specified levels, the existence of such a "trigger event" would also increase the Reserve Account requirements, though to a lesser extent, which would also have the effect of redirecting to the 2005-D Reserve Account certain cash proceeds of the Receivables that otherwise would be released to Receivables Corp.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                        CONSUMER PORTFOLIO SERVICES, INC.

Dated: December 27, 2005                 By: /s/ CHARLES E. BRADLEY, JR.
                                         ---------------------------------------
                                         Charles E. Bradley, Jr.
                                         President and chief executive officer
                                         Signing on behalf of the registrant
                                         and as principal executive officer